Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-60411 on Form N-1A of our report dated April 10, 2002 relating to the financial statements of Federated Total Return Government Bond Fund appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


April 25, 2002
Boston, Massachusetts